UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Advisory Agreement

On May 1, 2021, Black Creek Industrial REIT IV Inc. (the “Company”) and BCI IV Operating Partnership LP entered into the Second Amended and Restated Advisory Agreement (2021) (the “Advisory Agreement”) with BCI IV Advisors LLC (the “Advisor”). The Advisory Agreement amends and restates the Amended and Restated Advisory Agreement (2021) to, among other things, clarify and reflect that the Advisor has provided and will continue to provide property accounting services with respect to each of the Company’s real properties, which services relate to accounting for real property operations and are considered “property accounting” in the real estate industry (“Property Accounting Services”). The Property Accounting Services generally include the maintenance of the real property’s books and records in accordance with United States generally accepted accounting principles and the Company’s policies, procedures, and internal controls, in a timely manner, and the processing of real property-related cash receipts and disbursements. Examples include, but are not limited to, lease administration, monthly tenant billing and collections, rental revenue accounting, accounting for doubtful accounts, preparing rental expense recovery estimates and reconciliations, recording rental expenses, processing rental expense invoices and tenant reimbursement payments, accounting and budgeting for capital improvement projects, preparing and reviewing operating budgets, assisting in reporting and cash management for loan compliance purposes, and preparing account reconciliations and operating reports. Property accounting services do not include corporate-level accounting services such as, for example, consolidation, accounting and reporting analysis, and quality control reviews of accounting and reporting of third-party property accountants to ensure the accuracy, timeliness, and consistency of property accounting results. The Advisor receives a property accounting fee as consideration for providing Property Accounting Services, which is equal to the difference between: (i) the property management fee charged with respect to each real property (the “Property Management Fee”), which reflects the market rate for all real property management services, including Property Accounting Services, based on rates charged for similar properties within the region or market in which the real property is located, and (ii) the amount paid to third-party property management firms for property management services, which fee is based on an arms-length negotiation with a third-party property management service provider (the difference between (i) and (ii), the “Property Accounting Fee”). The cost of the Property Management Fee, including the Property Accounting Fee, is generally borne by the tenant or tenants at each real property, either via a direct reimbursement to the Company or, in the case of tenants subject to a gross lease, as part of the lease cost. In certain limited circumstances, the Company may pay for a portion of the Property Management Fee, including the Property Accounting Fee, without reimbursement from the tenant or tenants at a real property. In addition, the Advisory Agreement clarifies and reflects that advisors, consultants, and employees of the Advisor and its affiliates have received and may continue to receive certain equity awards under the Company’s equity incentive plans at the discretion of the board of directors of the Company.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Advisory Agreement (2021), dated May 1, 2021, by and among Black Creek Industrial REIT IV Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.
May 5, 2021
	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager Title: Senior Vice President, Chief Financial Officer and Treasurer